UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2007

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Douglas Drive Sanford, North Carolina	27330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 774-6700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2007, The Pantry, Inc. (the “Company”) and Daniel J. Kelly, the Company’s then Vice President, Finance and Chief Financial Officer, entered into an Amended and Restated Employment Agreement (the “Original Agreement”) in connection with Mr. Kelly’s announced intention to resign from the Company. The Original Agreement is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2007, which is incorporated herein by reference.

On October 8, 2007, Mr. Kelly and the Company entered into an amendment to the Original Agreement (the “Amendment”), which (i) reduces Mr. Kelly’s base salary to $5,000 per month (beginning October 1, 2007), (ii) provides that Mr. Kelly will receive the one-time, $50,000 “stay bonus” contemplated in the Original Agreement on or before October 15, 2007, or on the date of termination if he is terminated without Cause prior to that date, and (iii) changes the payment terms associated with the severance payment ($120,000) to be provided to Mr. Kelly from monthly installments beginning after the end of his employment term to one lump sum payment on or before December 31, 2007 (or earlier if the Company terminates his employment without Cause, as defined in the Original Agreement).

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is also incorporated herein by reference.

Item 8.01.	Other Events.

On August 9, 2007, the Company issued a press release announcing that its Board of Directors has authorized a share repurchase program of up to $35 million for each of fiscal 2007 and fiscal 2008 but not to exceed an aggregate of $50 million. The program authorizes the Company to repurchase shares of the Company’s common stock until September 25, 2008 in open market or private transactions. The Company has no obligation to repurchase shares under the program and the program may be suspended or terminated at any time. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On September 12, 2007, the Company entered into a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Plan”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) in order to facilitate certain share repurchases under its share repurchase program. Adopting a trading plan that satisfies the conditions of Rule 10b5-1 will allow the Company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or insider trading laws. Under the terms and limitations specified in the Plan, beginning on September 13, 2007, Merrill Lynch has the authority to repurchase up to an aggregate of $7,500,000 of the Company’s common stock on its behalf.

The Plan terminates on November 30, 2007, unless terminated earlier under certain conditions. After termination of the Plan, the Company may from time to time enter into subsequent trading plans under Rule 10b5-1 to facilitate certain share repurchases under its share repurchase program. In addition to repurchases under the Plan, the Company has made and expects to make discretionary repurchases in the open market or private transactions from time to time pursuant to the share repurchase program. Information regarding share repurchases will be included in the Company’s periodic reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

This report contains statements by the Company relating to future plans, events, or financial performance that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation, whether the Company has enough available cash to fund share repurchases at times that are beneficial; compliance with debt covenants under the Company’s credit agreement and senior subordinated notes indenture; future alternative uses for cash; future competing investment opportunities; and general economic, business and market conditions. These and other risk factors are discussed in the Company’s Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this report are based on the Company’s estimates and plans as of October 12, 2007. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment to Amended and Restated Employment Agreement dated October 8, 2007 by and between the Company and Daniel J. Kelly

99.1	Press Release dated August 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Frank G. Paci
Frank G. Paci
Sr. Vice President – Finance, Chief Financial Officer and Secretary

Date: October 12, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment to Amended and Restated Employment Agreement dated October 8, 2007 by and between the Company and Daniel J. Kelly

99.1	Press Release dated August 9, 2007